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                                                                  Exhibit (h)(9)

                     Nicholas-Applegate Institutional Funds
                                600 West Broadway
                                   30th Floor
                           San Diego, California 92101

                                 August 30,1999

State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Ladies and Gentlemen:

             Reference is made to the Transfer Agency and Service Agreement between us dated as of May 7, 1999 (the "Agreement").

             Pursuant to Section 16.1 of the Agreement, we wish to add the Nicholas-Applegate Global Health Care Fund to the Agreement. The full list of Funds covered by the Agreement as set forth in Exhibit A attached hereto.

             Please indicate your acceptance of this amendment by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,



E. Blake Moore, Jr.
Secretary

AGREED:

STATE STREET BANK AND TRUST COMPANY

By:________________________________

Title:_____________________________

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                                    EXHIBIT A

                     Nicholas-Applegate Mid Cap Growth Fund
                    Nicholas-Applegate Large Cap Growth Fund
                     Nicholas-Applegate Mini Cap Growth Fund
                    Nicholas-Applegate Small Cap Growth Fund
                       Nicholas-Applegate Convertible Fund
                    Nicholas-Applegate Worldwide Growth Fund
                Nicholas-Applegate International Core Growth Fund
                   Nicholas-Applegate Emerging Countries Fund
                 Nicholas-Applegate Global Growth & Income Fund
             Nicholas-Applegate International Small Cap Growth Fund
                          Nicholas-Applegate Value Fund
                     Nicholas-Applegate High Yield Bond Fund
             Nicholas-Applegate Short-Intermediate Fixed Income Fund
                    Nicholas-Applegate High Quality Bond Fund
                    Nicholas-Applegate Global Blue Chip Fund
                       Nicholas-Applegate Pacific Rim Fund
                      Nicholas-Applegate Latin America Fund
                    Nicholas-Applegate Global Technology Fund
                   Nicholas-Applegate Global Health Care Fund